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                              PLUS SOLUTIONS, INC.
                          14677 Midway Road, Suite 206
                              Addison, Texas 75001

                        INFORMATION STATEMENT PURSUANT TO
              SECTION 14(f) OF THE SECURITIES EXCHANGE ACT OF 1934
                            AND RULE 14f-1 THEREUNDER

         This Information Statement is being mailed on or about May 1, 2002, by Plus Solutions, Inc., a Nevada corporation (the "Company"), to the holders of record of shares of common stock, par value $.0001 per share, of the Company (the "Shares"). You are receiving this Information Statement in connection with the intended appointment of one (1) new member to the Company's Board of Directors.

         On April 17, 2002, the Company entered into an Agreement with Keshet Fund, L.P., Keshet, L.P., Nesher, Ltd, and Talbiya B. Investments, Ltd. (collectively referred to as the "Creditors") whereby the Convertible Notes (the "Notes") and Subscription Agreements (the "Subscription Agreements") entered between the Company and the Creditors on various dates were amended, the Creditors converted an aggregate of approximately $86,000 of the Notes at the rate of $.002 into 44,485,212 shares of Common Stock of the Company and the Creditors were 1,000,000 shares of Series C Preferred Stock of the Company.

         As a condition to the Agreement, the Company's director is required to appoint Abraham Grossman to the Company's Board of Directors.

         This Information Statement is being mailed to stockholders of the Company pursuant to Section 14(f) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and Rule 14f-1 thereunder.

         You are urged to read this Information Statement carefully. You are not, however, required to take any action with respect to the appointment of Mr. Grossman.

         The information contained in this Information Statement concerning the Creditors and Mr. Grossman has been furnished to the Company by the Creditors. The Company assumes no responsibility for the accuracy or completeness of such information.


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                    CERTAIN INFORMATION REGARDING THE COMPANY

VOTING SECURITIES

         The Common Stock is the only class of voting securities of the Company outstanding. As of April 19, 2002, there were 90,000,000 shares outstanding and entitled to one vote per share. Holders of the Company's Class A, Class B and Class C Preferred Stock are not entitled to vote except on matters which directly affect their rights or preferences.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth certain information with respect to the beneficial ownership of the Company's Common Stock immediately after the Closing of the Agreement, by:

         o each person known to beneficially own more than five percent of the Common Stock;
         o        each director of the Company (including proposed directors);
                  and
         o        all directors and executive officers as a group.


NAME AND ADDRESS                                 SHARES OF             PERCENT
OF BENEFICIAL OWNER                             COMMON STOCK           OF CLASS
-------------------                             ------------           --------

Max Golden(1)                                    10,338,004(2)          11.5%
2112 Menton Drive
Carrollton, Texas 75006

Abraham Grossman(1,3)                               -0-                  0.0%

Keshet Fund, L.P.(3)                             11,180,000             12.4%

Keshet, L.P.(3)                                  23,626,379             26.3%

All officers and directors, after
  completion of the Acquisition (2 persons)      10,338,004             11.5%
-----------------------

(1)      Serve as officers and directors of the Company.

(2) Includes 3,600,000 shares of common stock that may be acquired upon the exercise of options.

(3) The address for each is c/o Laurus Funds, Ltd., 152 W. 57th Street, 4th Floor, New York, New York 10019.

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DIRECTORS AND EXECUTIVE OFFICERS

         The following sets forth the name, age and positions, of the Company's sole officer and director prior to the Agreement. Also set forth below is information as to the principal occupation and background for such person.

         Max Golden has been our Chairman of the Board of Directors, President and Chief Executive Officer since March 10, 2000. Prior to joining the Company, Mr. Golden was Chairman of the Board of Directors and President of Texas Plus Solutions since October 1998. From 1995 to 1998, he served as President and Manager of Alliance Associates, LLC.

APPOINTMENT OF NEW DIRECTORS

         The Agreement provides that, subject to compliance with applicable law, the Company will take all action necessary to cause Abraham Grossman to be appointed to the Board of Directors. Set forth below is certain information with respect to Mr. Grossman:

         Abraham Grossman has been a Senior Partner responsible for new business development at Laurus Fund, Ltd., a New York based hedge fund, since 2000. For more than the last 30 years, Mr. Grossman has been involved in the health care and real estate industries, as a developer and manager of various skilled nursing facilities as well as other commercial and residential properties. Mr. Grossman also has served as an investment advisor and trustee of a jointly operated union/management welfare and pension fund with holdings in excess of $100 million.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Exchange Act requires the Company's executive officers and directors and persons who own more than 10% of a registered class of the Company's equity securities to file reports of their ownership thereof and changes in that ownership with the Securities and Exchange Commission ("SEC") and the National Association of Securities Dealers, Inc. Executive officers, directors and greater than 10% stockholders are required by SEC regulations to furnish the Company with copies of all such reports they file.

         Based solely upon its review of copies of such forms received by it, or on written representations from certain reporting persons that other filings were required for such persons, the Company believes that, during the year ended December 31, 2001, its executive officers, directors and 10% stockholders complied with all applicable Section 16(a) filing requirements.

COMPENSATION OF DIRECTORS

         The Company's director will be reimbursed for any out-of-pocket expenses incurred by them for attendance at meetings of the Board of Directors or committees thereof.

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EXECUTIVE COMPENSATION

         The following table sets forth information regarding the compensation paid to our executive officers in 2001 and 2000. None of our current executive officers provided any services to or received any compensation from us during 1999.

                                              ANNUAL COMPENSATION            LONG-TERM COMPENSATION
                                          --------------------------      ----------------------------
                                                                            COMMON
                                                                             STOCK
                                                                           UNDERLYING       ALL OTHER
         NAME AND PRINCIPAL POSITION  YEAR  SALARY    BONUS    OTHER        OPTIONS       COMPENSATION
         ---------------------------  ----- ------    -----    -----        -------       ------------
         Max Golden...................2001 $146,500     0        0             0                0
              President and
              Chief Executive Officer 2000 $217,000     0        0        1,200,000             0

         Rita Hunter..................2001  $45,230     0        0             0                0
              Vice President
                                      2000  $75,958     0        0          300,000             0

         Martha Scroggins.............2001  $45,239     0        0             0                0
              Secretary and Treasurer
                                      2000  $75,958     0        0             0          300,000

EMPLOYMENT AGREEMENTS

The Company does not presently have any employment agreements.


OPTION GRANTS IN LAST TWO FISCAL YEARS

         Our executive officers were issued options to purchase shares of our common stock pursuant to our incentive stock plan in April 2000, following the approval of the plan. Information regarding the options granted to each executive officer during the year ended December 31, 2000 is set forth below. No other options have been granted.

                                                      PERCENT OF TOTAL
                                      COMMON STOCK     OPTIONS GRANTED
                                       UNDERLYING       TO EMPLOYEES        EXERCISE        EXPIRATION
         EXECUTIVE OFFICER              OPTIONS        IN FISCAL YEAR         PRICE            DATE
         -----------------              -------        --------------         -----            ----

         Max Golden ................    1,200,000            63.2%            $0.10          10/30/04

         Rita Hunter ...............      300,000            15.8%            $0.10           9/30/09

         Martha Scroggins ..........      300,000            15.8%            $0.10           9/30/09


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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

None.


                                   SIGNATURES

         In accordance with Section 13 or 15(d) of the Exchange Act, the registrant caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                            PLUS SOLUTIONS, INC.



                                                     By: /S/MAX GOLDEN
                                                         --------------------
                                                     Max L. Golden, President


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